EXHIBIT 10.12

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”) is entered into as of the 2nd day of December, 2015, by and between PBM Capital Group, LLC, a Delaware limited liability company (“PBM”), and Verrica Pharmaceuticals Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A. The Company is engaged in the business of developing, manufacturing, marketing and selling topical therapies for the treatment of lesional skin diseases such as Verruca vulgaris (common warts and plantar warts) and Molluscum contagiosum (collectively, the “Business”).

B. PBM has expertise in providing accounting and other administrative and management services related to businesses that are similar to the Business.

C. The Company has retained PBM to provide certain accounting and other services for the Company under the terms and conditions stated herein; provided, however, that the Company will control and be fully responsible for its business and facilities.

D. The Company and PBM desire to set forth the terms and conditions on which such services will be provided in the future.

NOW, THEREFORE, on the basis of the facts set forth above, and in consideration of the covenants, mutual promises and conditions set forth below, the parties agree as follows:

A G R E E M E N T

1. Retention of PBM. The Company hereby engages PBM to provide certain accounting and back office support services to the Company on the terms and conditions set forth herein, and PBM hereby accepts such engagement.

2. Duties and Responsibilities of PBM. During the Term (as defined below), PBM, through its duly appointed representative or representatives, shall provide the Company with certain strategy and business development, operations management, technical support, contract support, accounting and other services, as determined by mutual agreement of PBM and the Company from time to time, which services shall include, without limitation, the performance of the following functions (collectively, the “Services”):

(a) strategy and business development, including supporting the Company on pursuing partnering, financing, and regulatory planning;

(b) operations management, including assisting in the operational execution of the Company’s strategic plan as approved by the Board of Directors;

(c) technical support, including review of key technical documents and regulatory filings and planning/executing of key development studies;

(d) contract negotiation and review and other corporate support;

(e) processing purchase orders issued by the Company;

(f) administer the payment of approved and budgeted bills and expenses by the Company;

(g) administer the payroll of the Company, including payment of wages, salaries or commissions to all full or part-time on-site employees employed by the Company, and all amounts due for workmen’s compensation insurance, social security taxes or levies now in force or hereafter imposed with respect to any such employees or personnel;

(h) maintain financial books and records for the Company;

(i) obtain professional services on behalf of Company with respect to audit and outside accounting services and oversee the performance of such services;

(j) oversee the preparation of financial statements state, local and federal tax returns to be filed by the Company; and

(k) furnish such other services as are incidental to the foregoing or usually or customarily furnished by a financial manager.

PBM agrees to use reasonable diligence in the exercise of the powers and duties conferred upon it in this Agreement, in the performance of the Services.

3. Duties and Responsibilities of the Company. During the Term, the Company shall cooperate with PBM and shall provide timely responses to PBM’s reasonable requests to enable PBM to perform the Services. All officers and directors of the Company shall reasonably cooperate with PBM in the fulfillment of its duties hereunder, including, without limitation, attending (or sending representatives to attend) meetings, providing input to PBM and being available for consultation and signing documents, at PBM’s reasonable request.

4. Management Fee. The Company shall pay a fee to PBM for the Services rendered in an amount of $5,000 per month, which fee shall be paid on or before the last day of each calendar month in arrears. After a period of six (6) months and after every month thereafter, the Board of Directors may evaluate the Company’s utilization of Services under this Agreement and adjust the fee, as appropriate, to reflect the utilization of Services.

5. Term and Termination.

(a) Term. This Agreement shall commence on the effective date hereof and shall continue for a period of twelve (12) months, unless terminated earlier in accordance with this Section 5 (such period, the “Initial Term”). Following the Initial Term, this Agreement shall automatically renew for successive monthly periods (each, a “Renewal Term”) unless terminated by either Party upon notice to the other Party at least one month prior to the conclusion of the Initial Term or then-current Renewal Term. The Initial Term and any Renewal Term shall be, collectively, the “Term.”

(b) This Agreement may be terminated by the either party with “Cause” (as defined below) by providing written notice to the other party. If this Agreement is terminated by the Company with Cause, PBM will be entitled to receive solely that portion of the management fee set forth in Section 4 above that is accrued as of the effective date of such termination. For purposes of this Agreement, “Cause” shall mean: (a) non-terminating party’s material breach of this Agreement, if such material breach continues for thirty (30) days with failure to cure by non-terminating party following written notice specifying such breach by the terminating party; (b) the theft, fraud, or embezzlement by the non-terminating party of any part of the real or personal property, tangible or intangible, of the terminating party or any of its affiliates; (c) the commission of an act of fraud upon, or bad faith or willful misconduct toward, the terminating party or any of its affiliates by the non-terminating party; or (d) the conviction of, or the entering of a guilty plea or plea of no contest by, the non-terminating party with respect to a felony involving dishonesty, theft, or fraud.

(c) Rights Upon Termination. The termination of this Agreement shall not release or discharge either party from any obligation, debt or liability that shall have previously accrued and remain to be performed through the effective date of termination.

6. Force Majeure. Notwithstanding any other provision contained herein, neither PBM nor the Company shall be deemed to be in default under this Agreement for the failure to perform any of its obligations required pursuant to this Agreement if such failure is a result of governmental intervention, labor disputes, acts of God or any other event that is beyond the reasonable control of the defaulting party.

7. Banking. All income and other funds of the Company shall be collected by the Company and maintained in such bank account(s) as the Company shall determine from time to time in its sole discretion. All such funds shall be and shall remain the sole property of the Company. As determined by mutual agreement of PBM and the Company from time to time, PBM may administer and process all of the payments by the Company pursuant to Section 2. PBM shall not process payment for any liability or expense that is not set forth in a budget that was approved by the Company’s Board of Directors (as such budgets may be amended from time to time by the Board of Directors).

8. Indemnification. The Company shall indemnify and hold PBM harmless from and against all claims, demands, costs, expenses, liabilities and losses (including reasonable attorneys’ and paralegals’ fees) that may result against PBM as a consequence of PBM’s performance of services under this Agreement, except to the extent caused by PBM’s breach of this Agreement, gross negligence, violation of law or intentional misconduct. PBM shall indemnify and hold the Company harmless from and against all claims, demands, costs, expenses, liabilities and losses (including reasonable attorneys’ and paralegals’ fees) that may result against the Company as a consequence of PBM’s breach of this Agreement, gross negligence, violation of law or intentional misconduct.

9. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, OR TO ANY OTHER PERSON OR ENTITY, FOR ANY LOST PROFITS, LOST SAVINGS, LOST DATA OR OTHER SPECIAL, INCIDENTAL, INDIRECT CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF, OR IN

CONNECTION WITH, THIS AGREEMENT OR ANY SERVICES, WORK PRODUCT OR DELIVERABLES PROVIDED OR DELIVERED PURSUANT TO THIS AGREEMENT EVEN IF IT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY’S TOTAL LIABILITY TO THE OTHER PARTY FOR ALL CLAIMS ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED TO THE TOTAL PAYMENTS RECEIVED BY PBM UNDER THIS AGREEMENT.

10. Notices. Any and all notices, designation, consents, offers, acceptances or any other communication provided herein, shall be in writing and deemed given three (3) days after deposited in the U.S. Mail, registered or certified mail, return receipt requested, addressed, (i) in the case of PBM, to 200 Garrett Street, Suite S, Charlottesville, Virginia 22902, Attn: Corporate Counsel, and (ii) in the case of the Company, to XXX, Attn: XXX, or in each case to such other address or addresses as may be specified in a notice given in a manner described in this section.

11. Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Delaware notwithstanding any conflict or choice of laws provisions to the contrary.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, except that neither party shall have the right to assign this Agreement, or its rights or obligations hereunder, without the written consent of the other party hereto (which consent shall not be unreasonably withheld, conditioned or delayed).

13. Miscellaneous Provisions.

(a) Integration. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement.

(b) Modification. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

14. Waivers. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege (“Right”) under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any such occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15. Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, all of which, when taken together, shall constitute one and the same Agreement.

16. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

17. Status of Parties. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other party and that no relationship of partnership, joint venture or employment is created by this Agreement.

18. No Rights or Liabilities in Third Parties. This Agreement is not intended to, nor shall it be construed to, create any rights or liabilities in any third parties.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

[Signatures appear on following page(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be effective as of the date first above written.

PBM:

PBM CAPITAL GROUP, LLC

By:	/s/ Paul Manning
Name: Paul Manning
Title: CEO

COMPANY:

VERRICA PHARMACEUTICALS, INC.

By:	/s/ Matthew Davidson
Name: Matthew Davidson
Title: President and Chief Executive Officer

[Signature Page to PBM Services Agreement]

AMENDMENT TO SERVICES AGREEMENT

This Amendment to Services Agreement (this “Amendment”), dated as of March 29, 2018, is made by and between Verrica Pharmaceuticals Inc., a Delaware corporation (the “Company”), and PBM Capital Group, LLC, a Delaware limited liability company (“PBM”). Capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Agreement (defined below).

BACKGROUND

A. The Company and PBM entered into a Services Agreement dated as of December 2, 2015 (the “Agreement”); and

B. The parties desire to adjust the fee set forth in the Agreement to reflect the Company’s current utilization of Services thereunder as contemplated by Section 4 of the Agreement, and to further amend the termination section of the Agreement to allow for partial termination of Services, all as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1. Effective Date. The Company and PBM agree that the changes agreed upon in this Amendment shall be effective in all respects as of April 1, 2018 (the “Effective Date”).

2. Amendment of Fee. The Company and PBM agree that, effective as of the Effective Date, Section 4 of the Agreement shall be amended (i) to remove “$2,500 per month” in such Section and replace it with “$50,000 per month (the “Fee”)” and (ii) to replace the lowercase term “fee” in two places in such Section following the new defined term with the capitalized term “Fee.”

3. Amendment to Term. The Company and PBM agree that, effective as of the Effective Date, Section 5(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“(a) Term. The current renewal term of this Agreement shall commence as of the Effective Date and shall continue for a period of twelve (12) months, unless terminated earlier in accordance with this Section 5 (such period, the “2018 Renewal Term”). Following the 2018 Renewal Term, this Agreement shall automatically renew for successive monthly periods (each a “Subsequent Renewal Term”) unless terminated by either Party upon notice to the other Party at least one month prior to the conclusion of the 2018 Renewal Term or any given Subsequent Renewal Term. The period from December 2, 2015 to the Effective Date, together with the 2018 Renewal Term and any and all Subsequent Renewal Terms shall be, collectively, the “Term.””

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4. Amendment of Termination Provisions. The Company and PBM agree that, effective as of the Effective Date, Section 5(c) of the Agreement shall be moved to Section 5(d) of the Agreement and a new Section 5(c) shall be added as follows:

“(c) In lieu of termination of the entire Agreement as provided elsewhere in this Section 5, the Company and PBM agree that, at any time during the Term of this Agreement, the Company may elect to terminate (by delivery of written notice to that effect to PBM at least thirty (30) days prior to the effectiveness of any such termination), or the Parties may mutually agree to terminate, the Company’s utilization of Services in any of the individual functional areas described below (each a “Functional Area” and any such partial termination, an “Individual Service Termination”), and in the event of any such Individual Service Termination, the Fee for any period on and after the effectiveness of such Individual Service Termination shall be reduced by the Fee Adjustment amount set forth opposite such Functional Area in the table below:

Functional Area	Fee Adjustment
Manufacturing/CMC	$5,395.83
Accounting Management	$8,833.34
Accounting Staff	$4,833.33
Human Resources	$1,041.67
Contract Administration and Legal Support	$11,500.00
Business Development / Strategic Planning	$18,395.83

In the event of any Individual Service Termination, the Company and PBM agree to (i) select an effective date for such Individual Service Termination that allows for an orderly wind down of Services in the specified Functional Area, and (ii) cooperate in all efforts to fully transition all matters relating to the terminated Functional Area from PBM to the Company or its agent on or before the date identified as the effective date of such Individual Service Termination.”

5. Amendment to Notice Address. The address for the Company set forth in Section 10 of the Agreement is hereby deleted in its entirety and replaced with the following: “10 North High Street, West Chester, PA 19380, Attn: Ted White.”

6. Effect of Amendment. Except as otherwise provided herein, all of the provisions of the Agreement are hereby ratified and confirmed and all the terms, conditions and provisions thereof remain in full force and effect.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to Services Agreement as of the date first set forth above.

COMPANY:	VERRICA PHARMACEUTICALS INC.

By: /s/ Ted White
Name: Ted White
Title: CEO

PBM:	PBM CAPITAL GROUP, LLC

By: /s/ Chris Reebals
Name: Chris Reebals
Title: CFO

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